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                                                                   EXHIBIT 10.27

                       CONFIDENTIAL RESIGNATION AGREEMENT
                         AND GENERAL RELEASE OF CLAIMS

    This Confidential Resignation Agreement and General Release of Claims (this "AGREEMENT") is dated as of January 10, 1997 by and between Network General Corporation, a Delaware corporation, located at 4200 Bohannon Drive, Menlo Park, CA 94025 (the "COMPANY") and Michael H. Kremer, a resident at 1147 Pulora Court, Sunnyvale, CA 94087 ("KREMER").

    WHEREAS, Kremer has expressed an interest in resigning from the Company and the Company has considered Kremer's interest; accordingly, since it is in the best interest of both parties to provide for a smooth transition, the parties desire to provide for certain terms with respect to such Resignation.

    THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Kremer agree as follows:

        1. Kremer hereby resigns and voluntarily terminates his employment with the Company effective December 31, 1997 (the "Separation Date"). Kremer hereby resigns voluntarily from his position as Senior Vice President, Product Development, effective January 31, 1997 (the "Resignation Date") following his three month paid leave of absence. From the day following the Resignation Date through December 31, 1997 (the "Severance Period") Kremer will not be required to provide any work or services to the Company, except as agreed upon by Kremer and the Company.

        2. In exchange for the release of claims set forth below and for the other promises and obligations set forth herein, the Company agrees to provide Kremer with the following compensation and benefits subject to paragraph 3 below:

           (a) payment of $10,000 per month as Kremer's base salary in accordance with the Company's normal payroll procedures, less applicable withholding, through December 31, 1997. PTO will be paid to Kremer in his January 31, 1997 paycheck. Thereafter and through the Severance Period, Kremer shall accrue no additional PTO. During the Severance Period, Kremer shall not be entitled to any bonus payments.

           (b) continued provision of the Company's group health, life and disability insurance through January 31, 1997. As of February 1, 1997, Kremer will not be eligible for group life and disability insurance, but shall be entitled to elect continued group health insurance coverage in accordance with applicable provisions of federal law (COBRA) and the Company shall pay the cost of such COBRA coverage through the Separation Date. Thereafter, Kremer shall be responsible for such COBRA payments through the end of the COBRA election period as established under federal law; and

           (c) with respect to any stock options granted to Kremer by the Company, Kremer shall continue vesting in any unvested shares subject to those options through the Separation Date; in all other respects, Kremer's stock options shall remain subject to the terms and conditions of any previous stock option plans or agreements between Kremer and the Company.

        3. In the event that Kremer accepts employment with, or provides any services to (whether as a partner, consultant, joint venturer or otherwise), any person or entity which offers products or services that are competitive with any products or services offered by the Company or with any products or services that Kremer is aware of that the Company intends to offer, Kremer shall be deemed to have resigned from his employment with the Company effective immediately upon such acceptance of employment or provision of services. Upon such resignation, Kremer shall not be entitled to any further payments or benefits under paragraph 2.

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        4.  Any payments to be made pursuant to Section 2 above, shall not be made until this Agreement becomes effective after the seven (7) day period elapses in accordance with the provisions of Section 11 below. Kremer understands and acknowledges that he shall not be entitled to any compensation or benefits from the Company other than those expressly set forth in this Agreement.

        5. In exchange for the benefits described in Section 2 above, Kremer, on behalf of himself and his successors and assigns, releases and absolutely releases and discharges the Company and its shareholders, directors, officers, employees, agents, attorneys, legal successors and assigns (collectively, "Agents") of and from any and all claims, actions and causes of action, whether now known or unknown, which Kremer now has, or at an other time had, or shall or may have against the Company or its Agents based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date hereof, including, but not limited to, any claims of wrongful discharge, breach of contract, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable state or federal law save and except for applicable rights pursuant to the Workers Compensation laws of the state of California. As used herein, the "Company" includes any and all parents, divisions, subsidiaries or affiliated entities of Network General Corporation and Network General Technology Corporation.

        6. Kremer acknowledges that he has read section 1542 of the Civil Code of the State of California which states:

    A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

    Kremer hereby waives any right or benefit which he has or may have under section 1542 of the Civil Code of the State of California to the full extent that he may lawfully waive such rights and benefits pertaining to the subject matter of this general release of claims.

        7. Kremer acknowledges and agrees that he shall continue to be bound by and comply with the terms of any proprietary rights or confidentiality agreements between the Company and Kremer.

        8. As further consideration for the benefits described in Section 2 above, Kremer agrees that for a period of one year after the Separation Date, he shall not, either directly or indirectly, solicit any employee of the Company, its parent corporation, subsidiaries or other affiliated entities to terminate his/her employment with such entity.

        9. Kremer agrees that he shall not directly or indirectly disclose either the existence of this Agreement or any of the terms of this Agreement to anyone other than his immediate family or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law. Kremer further agrees that he shall not at any time in the future, make any critical or disparaging statements regarding the company, its employees or products, unless such statements are made truthfully in response to a subpoena or other legal process.

        10. This Agreement, or any of the rights hereunder, may not be assigned or otherwise transferred by Kremer.

        11. This Agreement represents the complete understanding of the parties with respect to its subject matter and supersedes all prior negotiations and agreements including but not limited to that certain Employment Agreement dated August 19, 1995 between Kremer and the Company, whether written or oral, except for any agreements regarding confidentiality or assignment of inventions previously entered into by the Company (or any of its affiliated entities) and Kremer, which shall survive in accordance with their terms. This Agreement will be construed and enforced in accordance

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    with the laws of the State of California. The Parties agree that any dispute arising under this Agreement will be resolved exclusively in the state or federal courts within the Northern District of California and each Party expressly consents to jurisdiction therein. This Agreement may not be altered or amended except by a written document signed by the Company and Kremer.

        12. KREMER UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE MAY HAVE AGAINST THE COMPANY BY SIGNING THIS AGREEMENT. KREMER FURTHER UNDERSTANDS THAT HE MAY HAVE TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT, THAT HE MAY REVOKE IT AT ANY TIME DURING THE SEVEN (7) CALENDAR DAYS AFTER HE SIGNS IT, AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT SEVEN (7)-DAY PERIOD HAS PASSED (THE "EFFECTIVE DATE") . KREMER FURTHER ACKNOWLEDGES THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS IN SECTION 2.

      Dated: 1/22, 1997            /s/ MICHAEL H. KREMER
                                ---------------------------
                                     Michael H. Kremer

      Dated: 1/13, 1997         NETWORK GENERAL CORPORATION

                                 By: /s/ LESLIE G. DENEND
                                ---------------------------
                                      Its: President

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